Exhibit 99.1

March, 2026 1 Investor Presentation Bitcoin Standard Treasury Company

BSTR Holdings, Inc. | Investor Presentation | Disclaimer Disclaimers and Other Important Information Disclaimer This presentation (this “Presentation”) is being furnished by BSTR Newco, LLC, a Delaware limited liability company (the “Company,” “Newco” or “BSTR”), and BSTR Holdings, Inc . , a Delaware corporation (“Pubco,” and together with the Company, the “Parties”) solely for informational purposes with respect to (i) the private placement of convertible notes by Pubco, with options to purchase additional convertible notes and shares of convertible preferred stock, pursuant to the subscription agreements, dated July 16 , 2025 , among Pubco, Cantor Equity Partners I, Inc . (“CEPO”) and the investors named therein, and the private placement of convertible notes by Pubco, pursuant to the subscription agreements dated August 7 , 2025 , among Pubco, CEPO and the investors named therein (the “Convertible Notes Private Placements”), (ii) the private placement of shares of convertible preferred stock of Pubco, pursuant to the subscription agreement, dated July 16 , 2025 , among Pubco, CEPO and the investor named therein, and the private placement of shares of convertible preferred stock of Pubco, pursuant to the subscription agreements, dated August 25 , 2025 , among Pubco, CEPO and the investors named therein (the “Convertible Preferred Stock Private Placements”), (iii) the issuance of Class A ordinary shares by CEPO, which class A ordinary shares will be purchased in cash or Bitcoin, pursuant to the subscription agreements, dated July 16 , 2025 , among Pubco, CEPO and the investors named therein (the “Equity Private Placement”), and (iv) the private placement of membership interests by Newco, which membership interests will be purchase in Bitcoin, pursuant to the subscription agreements, dated July 16 , 2025 , among Pubco, CEPO, Newco and the investors named therein (the “Newco Private Placement”, and, together with the Convertible Notes Private Placements, the Convertible Preferred Stock Private Placements and the Equity Private Placement, the “Private Placements”), in connection with a potential business combination among the Parties and related transactions (the “Business Combination” and together with the Private Placements, the “Transactions”) . By reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below . This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction, in connection with the Transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . This Presentation does not constitute either advice or a recommendation regarding any securities . Any offer to sell securities pursuant to the Private Placements will be made only pursuant to the related subscription agreements and related documentation and will be made in reliance on an exemption from registration under the Securities Act for offers and sales of securities that do not involve a public offering . Any other solicitation or offering of securities shall be made only by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom . The communication of this Presentation is restricted by law ; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation . The convertible notes and the shares of convertible preferred stock to be issued in the Convertible Notes Private Placements and the Preferred Stock Private Placements, the Class A ordinary shares to be issued in the Equity Private Placement and the membership interests in Newco to be issued in the Newco Private Placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act . No representations or warranties, express or implied, are given in, or in respect of, this Presentation . This Presentation is subject to updating, completion, revision, verification and further amendment . None of the Parties or their respective affiliates has authorized anyone to provide interested parties with additional or different information . No securities regulatory authority has expressed an opinion about the securities discussed in this Presentation or determined if this Presentation is truthful, accurate or complete, and it is an offense to claim otherwise . None of CEPO, the Company or Pubco nor any of their respective subsidiaries, affiliates, representatives, partners, members, directors, officers, employees, advisers or agents (collectively, “Representatives”) makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein or any other written, oral or other communications transmitted or otherwise made available to you in the course of your evaluation of the Transactions, and nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance . To the fullest extent permitted by law, none of the Parties nor any of their Representatives shall be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its accuracy or sufficiency, its omissions, its errors, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . In addition, the information contained herein does not purport to contain all of the information that may be required to evaluate the Transactions . The information contained in this Presentation is provided as of the date hereof and may change, and none of the Parties nor any of their Representatives undertakes any obligation to update such information, including in the event that such information becomes inaccurate or incomplete . The general explanations included in this Presentation cannot address, nor is intended to address, your specific investment objectives, financial situations or financial needs . Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with any Party or their respective Representatives, as investment, legal or tax advice . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of the Parties and each of the Transactions . Recipients of this Presentation should read the definitive documents for the Private Placements or any other Transaction and make their own evaluation of the Parties and the Private Placements or any other Transactions and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . 2

Forward - Looking Statements This Presentation (and any oral statements regarding the subject matter of this Presentation) contains certain forward - looking statements within the meaning of the U . S . federal securities laws with respect to the Parties and the Transactions, including, expectations, hopes, beliefs, intentions, plans, prospects, assumptions, financial results, strategies and other statements relating to CEPO, Pubco, the Company and the Transactions and statements regarding the anticipated benefits, timing and the occurrence of the completion of the Transactions, the assets held by the Company, the price and volatility of Bitcoin, the supply of and demand for Bitcoin, Bitcoin’s growing prominence as a digital asset, the value of other investable assets and the correlation of Bitcoin’s value to other assets, the market risk of certain investable assets, Bitcoin’s ability to hedge inflation and economic uncertainty and protect against monetary debasement, potential NAV premiums from Bitcoin, Pubco's listing on an applicable securities exchange, the economic conditions surrounding Bitcoin, Pubco’s planned business strategy including Pubco's ability to grow its shareholders’ ownership of Bitcoin over time, generate Bitcoin yield, engage in alpha strategies and yield strategies, partner with Bitcoin technology companies and produce and provide services related to Bitcoin, Pubco’s ability to catalyze the fusion of Bitcoin into finance and capital markets, Pubco’s ability to generate profits, Pubco’s ability to access the Bitcoin community and legacy Bitcoin investors, potential mergers, acquisitions and other transactions, Pubco’s dynamic operating model, yield and alpha opportunities, Pubco’s multi - manager approach and its ability to engage third - party investment managers, Pubco’s proactive balance sheet management, members of management and leadership of Pubco after closing of the Transactions, any projected outcomes or expectations of crypto treasury strategies or businesses, expectations of Bitcoin to perform as a superior treasury asset, Pubco’s plans and use of proceeds, objectives of management for future operations of Pubco, pro forma ownership of Pubco, the upside potential and opportunity for investors relating to their participation in the Private Placements or any future securities resulting from any proposed transactions, any pro forma values associated with any transactions or with Pubco, any proposed Transaction structures and offering terms, plans and expectations for Bitcoin adoption, value creation, investor benefits and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, future financial condition and performance and expected financial impacts of the Transactions, any expected benefits, future scaling and efficiency upgrades associated with Bitcoin and any expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts . These forward - looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate pending,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions . Forward - looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties . Many factors could cause actual future events to differ materially from the forward - looking statements in this Presentation, including, but not limited to : the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the price of CEPO’s securities ; the risk that the Business Combination may not be completed by CEPO’s business combination deadline ; the failure by the Parties to satisfy the conditions to the consummation of the Business Combination, including the approval of CEPO’s shareholders, or any of the Private Placements ; failure to realize the anticipated benefits of the Transactions ; the level of redemptions of CEPO’s public shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or maintain the quotation, listing, or trading of the Class A ordinary shares of CEPO or the Class A common stock of Pubco ; the lack of a third - party fairness opinion in determining whether or not to pursue the Business Combination ; the failure of Pubco to obtain or maintain the listing of its securities any stock exchange on which Pubco's Class A common stock will be listed after closing of the Business Combination ; costs related to the Transactions and as a result of becoming a public company ; changes in business, market, financial, political and regulatory conditions ; risks relating to Pubco’s anticipated operations and business, including the highly volatile nature of the price of Bitcoin ; the risk that Pubco’s stock price will be highly correlated to the price of Bitcoin and the price of Bitcoin may decrease at any time after the closing of the Transactions ; risks related to increased competition in the industries in which Pubco will operate ; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding Bitcoin ; risks relating to the treatment of crypto assets for U . S . and foreign tax purposes ; risks that after consummation of the Business Combination, Pubco experiences difficulties managing its growth and expanding operations ; challenges in implementing Pubco’s business plan, including Bitcoin - related advisory services and other Bitcoin - related services, due to operational challenges, significant competition and regulation ; being considered to be a “shell company” by any stock exchange on which Pubco’s Class A common stock will be listed or by the Securities and Exchange Commission (“SEC”), which may impact the ability to list Pubco's Class A common stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities ; the outcome of any potential legal proceedings that may be instituted against the Company, CEPO, Pubco or others following announcement of the Business Combination ; and those risk factors discussed in documents of Pubco, the Company, or CEPO filed, or to be filed, with the SEC . The foregoing list of risk factors is not exhaustive . You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus of CEPO dated as of January 6 , 2025 and filed by CEPO with the SEC on January 7 , 2025 , CEPO’s Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q on file, and to be filed, with the SEC and the registration statement on Form S - 4 and proxy statement/prospectus that will be filed by Pubco and the Company, and other documents filed by CEPO and Pubco from time to time with the SEC, as well as the list of risk factors included in Annex A herein . These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements . There may be additional risks that none of the Parties presently know or that the Parties currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . Forward - looking statements speak only as of the date they are made . Readers are cautioned not to put undue reliance on forward - looking statements, and none of the Parties or any of their Representatives assumes any obligation or intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise . None of the Parties or any of its Representatives gives any assurance that any of CEPO, the Company or Pubco will achieve its expectations . The inclusion of any statement in this presentation does not constitute an admission by Pubco or CEPO or any other person that the events or circumstances described in such statement are material 3 BSTR Holdings, Inc. | Investor Presentation | Disclaimer Disclaimer and Other Important Information (cont’d)

Industry and Market Data This Presentation has been prepared by the Parties and their Representatives and includes market data and other statistical information from third - party industry publications and sources as well as from research reports prepared for other purposes . Although the Parties believe these third - party sources are reliable as of their respective dates, none of the Parties or any of their respective Representatives has independently verified the accuracy or completeness of this information and cannot assure you of the data’s accuracy or completeness . Some data are also based on the Parties’ good faith estimates, which are derived from both internal sources and the third - party sources . None of the Parties or their Representatives make any representation or warranty with respect to the accuracy of such information . The Parties expressly disclaim any responsibility or liability for any damages or losses in connection with the use of such information herein . Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished by CEPO or Pubco, or any other report or document to be filed by Pubco following completion of the Business Combination with the SEC . Trademarks and Intellectual Property All trademarks, service marks, and trade names of any Party or their respective affiliates used herein are trademarks, service marks, or registered trade names of such Party or its respective affiliate, respectively, as noted herein . Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with any Party, or an endorsement or sponsorship by or of any Party . Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that any Party or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade names . Additional Information and Where to Find It In connection with the Business Combination, Pubco and Newco have confidentially submitted a draft registration statement on Form S - 4 and intend to file relevant materials with the SEC, including a registration statement on Form S - 4 , which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus . The proxy statement/prospectus will be mailed by CEPO to all CEPO shareholders . CEPO and/or Pubco will also file other documents regarding the Transactions with the SEC . Before making any voting or investment decision, investors, shareholders and other interested parties are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with Transactions carefully and in their entirety as they become available because they will contain important information about the Transactions . Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by CEPO or Pubco through the website maintained by the SEC at www . sec . gov . The documents filed by CEPO or Pubco with the SEC also may be obtained free of charge, once available, on the SEC’s website at www . sec . gov or by directing a request to : Cantor Equity Partners I, Inc . , 110 East 59 th Street, New York, NY 10022 ; e - mail : CantorEquityPartners@cantor . com, or upon written request to BSTR Holdings, Inc . , via email at bstr@blockstreamcapitalpartners . com, respectively . In addition, further information relating to BSTR Holdings, Inc . and BSTR Newco, LLC will be made available on BSTR’s website at www . bstr . com . Participants in the Solicitation CEPO, Pubco, the Company and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from CEPO’s shareholders in connection with the Business Combination . A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of CEPO’s securities are, or will be, contained in CEPO’s filings with the SEC, including CEPO’s Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q . Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of CEPO’s shareholders in connection with the Business Combination, including and the names and interests of the Company and Pubco’s directors and executive officers, will be set forth in the proxy statement/prospectus on Form S - 4 for the Business Combination, which is expected to be filed by Pubco and CEPO with the SEC . You may obtain free copies of these documents as described in the preceding paragraph . 4 BSTR Holdings, Inc. | Investor Presentation | Disclaimer Disclaimer and Other Important Information (cont’d)

Executive Summary Led by renowned cryptographer Adam Back, President Katherine Dowling, Chief Investment Officer Sean Bill, and Chief Financial Officer Bob Stefanowski, the BSTR Executive Team brings a combination of credibility, track record, and unparalleled access t o t he Bitcoin community – providing a differentiated platform distinct within our industry. Differentiated Strategy ● Unparalleled domain expertise in both institutional investing and the Bitcoin protocol ● Dynamic operating model extending beyond just accumulation and passive holding of Bitcoin ● Active treasury management pursuing Bitcoin yield and select alpha opportunities Institutional Capital Management ● Multi - strategy, multi - manager approach allocating to specialized third party investment managers ● Rigorous due diligence, defined mandates and ongoing risk oversight ● Proactive balance sheet management when captive equity or debt trades at a discount Hybrid USD & BTC Capital Stack ● Fortress balance sheet with founders' 25,000 Bitcoin contribution at closing, providing scale, credibility and alignment ● BSTR has entered into agreements to raise ~ $1.4B* fiat financing and a 5,021 all Bitcoin in - kind common equity PIPE** funded entirely through contributions from the Bitcoin community (first in US) ** * ● First Bitcoin - treasury issuer to secure a cumulative convertible preferred instrument at inception ● All raises are being made in connection with the Company’s pending business combination with Cantor Equity Partners I, Inc. *Includes approximate amount of $207.5 million in SPAC trust account as of December 31, 2025, subject to redemptions. **Includes (i) 845 Bitcoin to be contributed to BSTR Newco, LLC in exchange for membership interests and (ii) 4,176 Bitcoin t o b e contributed to CEPO in exchange for CEPO Class A ordinary shares. ***See slide 18 for further detail regarding subscribed capital raises. 5 BSTR Holdings, Inc. | Investor Presentation | Exec Summary

Dr . Adam Back Chief Executive Officer, Board Member Adam Back is a cryptographer and cypherpunk, and one of Bitcoin’s most influential figures, known for being among the first pioneers and advocates for the widespread adoption of Bitcoin . As Co - Founder and CEO of Blockstream, Adam built the leading provider of blockchain technologies that has remained on the edge of progress in cryptography and distributed systems . His leadership as a founder and executive has been essential to advancing cryptography and B itcoin - financial infrastructure . Beyond Blockstream, Adam is well - known for inventing Hashcash, a “proof - of - work” system . Adam was one of the first people to receive an email from Satoshi Nakamoto . Adam holds a PhD in computer science from the University of Exeter, UK . Now, as CEO of BSTR, he will be building one of the largest Bitcoin treasury companies in the world, with plans to redefine the treasury strategy for the rapidly evolving Bitcoin era . 6 Executive Team BSTR Holdings, Inc. | Investor Presentation | Executive Team Katherine Dowling President, Board Member Katherine is an accomplished senior executive with over two decades of experience in finance, operations, and law. Prior to BSTR she was a member of the Executive Committee at Bitwise Asset Management as well the General Counsel and Chief Compliance Officer. She also served on two Bitwise boards and on the investment committee. During her near five - year tenure at Bitwise, she helped grow assets under management from $1 billion to over $15 billion, co - led the launch of the groundbreaking spot Bitcoin and Ethereum exchange - traded funds, led Bitwise’s global acquisitions, and was the primary point of contact with regulators and policy makers. Prior to Bitwise she held additional leadership positions in private equity and served as an Assistant United States Attorney for the Northern District of California. Katherine is an Echols Scholar graduat e o f the University of Virginia and the Harvard Law School. As President of BSTR, Katherine will fuel the growth of one of the largest Bitcoin treasury companies in the world and continue to create innovative solutions for investors seeking to access the Bitcoin ecosystem .

Sean Bill Chief Investment Officer Sean Bill is an experienced investor in the FinTech and cryptography space . As an early advocate for Bitcoin within the pension industry, Sean has been a leader in promoting the adoption of digital assets in institutional investment portfolios . Previously, Sean served as the Chief Investment Officer at Blockstream, where he led the asset management division to develop Bitcoin - based solutions . With over 30 years in traditional finance, Sean has held leadership roles including as CIO at Prime Meridian Capital Management, where he oversaw award - winning hedge funds, and as Treasurer and CIO for the Santa Clara Valley Transportation Authority – one of the first public pensions to purchase Bitcoin . Named to CIO Magazine’s Power 100 List, Sean is a recognized expert in institutional investment and a pioneer in integrating Bitcoin into traditional portfolios . Sean is a graduate of Indiana University, Bloomington and the Stanford Graduate School of Business . As CIO of BSTR, Sean will continue to shape the future of Bitcoin in institutional finance. 7 Executive Team (cont’d) BSTR Holdings, Inc. | Investor Presentation | Executive Team Bob Stefanowski Chief Financial Officer Bob Stefanowski is a senior global finance executive with 25 + years building and leading multi - billion - dollar platforms across private credit, structured finance, private equity, and infrastructure . He has held CEO, CFO, Chairman, and investor roles for public and private institutions spanning North America, Europe, the Middle East, Asia, and Latin America . Prior to joining BSTR, Bob was CEO of NEOM USA, structuring and financing large - scale infrastructure and project finance transactions . He previously served as CFO of UBS Investment Bank, and held multiple GE Capital CEO roles across business units . Bob has also taught finance at leading universities, authored two books on M&A and corporate finance, and holds an MBA from Cornell University and a BSc in Accounting from Fairfield University, and is a former CPA, CFA and CFE . Bob is a recognized expert in corporate finance and mergers and acquisitions . As CFO of BSTR, Bob brings unique and valuable experience to the integration of wholly owned subsidiaries and sound financial management of the BSTR balance sheet .

02 BSTR Investment Thesis 03 Bitcoin Performance BSTR Holdings, Inc. | Investor Presentation Our Differentiated Bitcoin Thesis 01

Bitcoin: Shaped by Our Unique Relationship to Satoshi Nakamoto In 2008, Satoshi requested to cite Adam’s Hashcash paper — a foundational moment linking Bitcoin to Adam’s prior research on “pr oof - of - work” 2008 Email from Satoshi Dr. Adam Back is a Key Figure in the Bitcoin Universe Contributed to Bitcoin protocol before launch Remains key voice in “proof - of - work” field Viewed by many to be as close as you can get to Satoshi “Patient Zero” Recognized Bitcoin early adopter and advocate 9 BSTR Holdings, Inc. | Investor Presentation | 01. Bitcoin Thesis

2009 2011 2013 2015 2017 2019 2021 2023 2025 2027 2029 2031 2033 2035 2037 2039 2041 2043 2045 2047 2049 2051 Bitcoin is one of the only mathematically quantifiable scarce assets that could protect against monetary debasement and has t he potential to act as a global hedge in times of crisis Capped verifiable supply creates scarcity and positions Bitcoin as a potential hedging asset against inflationary pressures Inflation & currency devaluation are fueling global demand for scarce assets Limited Supply Treasury Demand (1) From January 1, 2009 to May 1, 2025; Per fred.stlouisfed.org as of July 3, 2025. (2) Per bitcoinvisuals.com as of July 3, 2025. (3) Per imf.org as of July 3, 2025; Represents 2022 – 2024. BSTR Holdings, Inc. | Investor Presentation | 01. Bitcoin Thesis 10 Potential as a Hedge to Inflation and Economic Uncertainty, Built on Principles of Sound Money Bitcoin Supply (2) Immutable Supply Cap at 21 Million Bitcoin — There is No Way to Make More (Unlike Fiat) M2 Money Supply (1) Bitcoin hits 21 million Bitcoin Price Discovery

BSTR Holdings, Inc. | Investor Presentation | 01. Bitcoin Thesis Adoption Keeps Spreading – Each New Group Infusing Its Own Value & Knowledge into Bitcoin Bitcoin’s trajectory is marked by onboarding of stakeholder groups, each expanding the network’s legitimacy, utility, & reach 11 Cypherpunks & Libertarians 1 Developers & Technologists 2 Retail Investors 3 Seeded the Idea Built the Infrastructure & Protocol Attracted to the Community, Sought Asymmetric Upside Improve Risk Adjusted Returns 4 5 Debasement and Inflation Hedge Institutional Investors Corporations and Nation States Each new cohort adds liquidity, political influence, and social proof, turning Bitcoin from an insurgent technology into an emergent monetary system

BSTR Holdings, Inc. | Investor Presentation | 01. Bitcoin Thesis

Institutional Adoption & Allocation Expanding

Certain asset managers have recently issued publications recommending an allocation of Bitcoin in multi-asset portfolios. For example:

BlackRock Insights[(1)]

Blackrock Recommended an Allocation of 2% to Bitcoin for Multi-asset Portfolios


Estimated contribution to risk in a 60/40 portfolio
Share of portfolio risk
14%
5%
2%
4%
1%
2%
4%
Average Mag 7 stock
Allocation to bitcoin

Past performance is not a reliable indicator of current or future results. This information is not intended as a recommendation to invest in any particular asset class or strategy or as a promise – or even estimate – of future performance. Source: BlackRock Investment Institute with data from Bloomberg, December 2024. Notes: The chart shows bitcoin's share of portfolio risk in a hypothetical 60-40 stock-bond portfolio at different allocations based on risk contribution. It also shows what share "magnificent 7" stocks (Alphabet, Amazon, Apple, Meta, Microsoft, Nvidia and Tesla) add to overall risk on average based on their current index weights. Indexes used: Bloomberg Developed Markets Large and Mid Cap for equities and the Bloomberg Global Aggregate for bonds. Risk contribution is estimated using weekly returns between May 2012 and July 2024. Reference to individual stocks is for illustrative purposes and should not be construed as investment advice or a recommendation.

Morgan Stanley Special Report[(2)]

Morgan Stanley Recommended a 2-4% Bitcoin Allocation for Multi-asset Portfolios



ASSET ALLOCATION CONSIDERATIONS FOR CRYPTOCURRENCY

Conclusion: Taking a Conservative Approach to Cryptocurrency Allocations

Based on these considerations, the GIC recommends that clients and Financial Advisors take a conservative approach to cryptocurrency allocations, currently most likely to be implemented through exchange-traded products. While the emerging asset class has experienced outsized total returns and declining volatility over recent years, cryptocurrency could experience more elevated volatility and higher correlations with other asset classes in periods of macro and market stress. Given its limited history, we have prepared a series of forward-looking simulations to stress-test stand-alone and portfolio allocations to cryptocurrency, which highlight the potential for greater drawdowns; swelling allocation levels; and higher volatility and rising risk shares.[3]

Given these observations, the GIC suggests limiting portfolio-level cryptocurrency allocations to the following levels, as indicated in Exhibit 12.

Furthermore, the GIC recommends that Financial Advisors and clients rebalance multiasset portfolios with cryptocurrency allocations on a regular, periodic basis: preferably quarterly or at least annually. Such rebalancing will dampen the potential for swelling positions, which could mean outsized portfolio-level volatility and cryptocurrency risk contributions in periods of macro and market stress.

Exhibit 12: GIC Recommendations for Maximum Cryptocurrency Allocations in Multiasset Portfolios

Description	Wealth Conservation	Income	Balanced Growth	Market Growth	Opportunistic Growth
Risk Profile	1	2	3	4	5
Maximum Initial Allocation to Cryptocurrency	0%	0%	2%	3%	4%

Source: Morgan Stanley Wealth Management GIO, Bloomberg as of Sept. 30, 2025

(1) Extracted from BlackRock Insights, Investment Perspectives December 2024, Sizing bitcoin in portfolios article. This graph and related figures are subject to risks, disclaimers, scopes and assumptions included in the preceding publication. For further detail, please refer to the BlackRock publication.

(2) Extracted from Morgan Stanley Special Report, Asset Allocation Considerations for Cryptocurrency article. This graph and related figures are subject to risks, disclaimers, scopes and assumptions included in the preceding publication. For further detail, please refer to the Morgan Stanley publication.

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BSTR Holdings, Inc. | Investor Presentation | 01. Bitcoin Thesis

Nascent Capital Markets Offer a Rare Chance to Shape — and to Lead

Bitcoin is evolving from a passive store of value into an active financial layer — unlocking capital formation, credit, and yield in a Bitcoin-native context; BSTR is uniquely positioned to separate the signal from the noise and accelerate widespread adoption

As Large Holders Adopt Bitcoin, the Natural Progression is Its Deployment to Generate Returns in Bitcoin Itself

The Bitcoin Treasury market is beginning to take notice of recent announcements related to companies with plans to actively integrate and use Bitcoin versus passive Bitcoin holders

BSTR has unparalleled domain expertise in Bitcoin protocols & programmability and can responsibly unlock Bitcoin capital markets

Over time, the market may **reward active managers with resilient NAV[1] premiums while passive holders may experience premium compression**

Bitcoin Native Capital Markets…

Companies pursuing in-kind yield strategies may command a durable NAV premium

Emergence of Bitcoin capital markets such as:

- ❏ Lower risk Bitcoin-denominated yield generation strategies
- ❏ Bitcoin-native borrowing and lending mechanisms
- ❏ Structured financial products (i.e. Bitcoin-denominated converts)
- ❏ Hybrid products such as BitBonds and Bitcoin-backed real estate instruments

…In a Rapidly Evolving Landscape[2]


Pulte
@pulte
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After significant studying, and in keeping with President Trump's vision to make the United States the crypto capital of the world, today I ordered the Great Fannie Mae and Freddie Mac to prepare their businesses to count cryptocurrency as an asset for a mortgage.
SO ORDERED



U.S. FEDERAL HOUSING FHFA

In Re: Order Issuing Directive to Consider Cryptocurrency as an Asset in Risk Assessments (Fannie Mae and Freddie Mac)

Decision No. 2025-360

Order Issuing Directive to Consider Cryptocurrency as an Asset for Single-Family Loans Delivered to Fannie Mae and Freddie Mac

WHEREAS, Fannie Mae and Freddie Mac (the Enterprises) maintain a pivotal role in the U.S. housing finance system by providing stability and liquidity to the secondary market for residential mortgages through prudent standards to help ensure sustainable, long-term homeownership.

WHEREAS, cryptocurrency is an emerging asset class that may offer an opportunity to build wealth outside of the stock and bond markets.

WHEREAS, cryptocurrency has not typically been considered in the mortgage risk assessment process for mortgage loans delivered to the Enterprises, without converting the cryptocurrency to U.S. dollars prior to loan closing.

WHEREAS, U.S. Federal Housing FHFA has now determined that the consideration of additional borrower assets in the Enterprises' single-family mortgage loan risk assessments may enable the Enterprises to assess the full spectrum of asset information available for reserves and to facilitate sustainable homeownership to creditworthy borrowers.

NOW THEREFORE, U.S. Federal Housing FHFA, as conservator, hereby directs each Enterprise to prepare a proposal for consideration of cryptocurrency as an asset for reserves in their respective single-family mortgage loan risk assessments, without conversion of said cryptocurrency to U.S. dollars. Each Enterprise is directed to consider only cryptocurrency assets that can be evidenced and stored on a U.S.-regulated centralized exchange subject to all applicable laws. Additionally, each Enterprise is directed to consider additional risk mitigants per their own assessment, including adjustments for market volatility and ensuring sufficient risk-based adjustments to the share of reserves comprised of cryptocurrency. Prior to implementing any changes, each Enterprise must submit and receive approval from its Board of Directors prior to submitting to U.S. Federal Housing FHFA for review.

This Order is effective immediately and should be implemented as soon as reasonably practical.

William J. Pulte
Director, U.S. Federal Housing FHFA

6/25/25
Date

(1) Net Asset Value.
(2) x.com, William Pulte on June 25, 2025.

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01 Bitcoin Thesis 03 Bitcoin Performance BSTR Holdings, Inc. | Investor Presentation 02 BSTR Investment Thesis

BSTR Holdings, Inc. | Investor Presentation | 02. BSTR Investment Thesis Not just participating in the Bitcoin ecosystem — we’re planning to actively shape the transition to a Bitcoin - native financial system Catalyzing the Fusion of Bitcoin into Finance & Capital Markets Business Plan Acquisitions Partner with leading Bitcoin technology companies BTC Yield Explore not just holding Bitcoin, but the generation of in - kind yield BTC Alpha Examine opportunities to generate Alpha through a multi - strategy approach to capital markets BSTR Provides a Unique Combination of These Capabilities Deep understanding of Bitcoin trajectory and technology expertise in systematic investment strategies applied to Bitcoin 15 15

BSTR has multiple thoughtful, methodical possible avenues to accumulate, safeguard and compound Bitcoin on behalf of sharehol der s. 16 16 - Denominated - Denominated Bitcoin Convertible Notes Bitcoin Equity PIPE FIAT Convertible Notes Convertible Preferred ATM / CEF FIAT Equity PIPE Convertible debt instrument funded directly in Bitcoin Common stock issued in a private placement, funded directly in Bitcoin Debt instrument with coupon and equity conversion option Preferred stock instrument convertible into common stock Option to sell stock into the market at the market price Common stock issued in a private placement Description Ability to capture demand from Bitcoin focused investors seeking downside protections Ability to capture demand from Bitcoin focused investors who do not want to sell Bitcoin Attractive to investors due to downside protections Unlocks additional investor base and appeals to retail demand Company controls timing and size of sales, providing flexibility Straightforward, minimally prohibitive raise with short timeline to announcement Advantages Priced at NAV (1) : PIPE investors will be getting in on the “ground floor” and have the opportunity to capture any potential NAV premium value M2 Money Supply(1) Potential Options to Accumulate Bitcoin for All Shareholders BSTR Holdings, Inc. | Investor Presentation | 02. BSTR Investment Thesis

Crucial Access to Bitcoin OGs (1) Decreasing Supply of Bitcoin Available on Exchanges (2) BSTR combines over a decade long track record of Bitcoin investing with the credibility and track record of Bitcoin’s original adopters , unlocking additional sources of Bitcoin supply in a potentially tax - advantaged structure (1) Bitcoin OGs are individuals who were early adopters and actively involved with Bitcoin since its inception or shortly thereaf ter . (2) Data from CryptoQuant as of 2/10/2026 . Time period 1/1/2023 - 2/9/2026. 17 17 BSTR Holdings, Inc. | Investor Presentation | 02. BSTR Investment Thesis

BSTR Holdings, Inc. | Investor Presentation | 02. BSTR Investment Thesis

Hybrid Capital Stack

Category	Security Type	Amount	Denomination	Key Terms / Notes
BTC – Funded Equity	Founder Common Equity (BTC in kind)	25,000	BTC	Founding team contribution of BTC; buys in at $10.00/share
BTC – Funded Equity	Investor Common Equity (BTC in-kind)	5,021	BTC	Investor in-kind BTC PIPE; buys in at $10.00/share
Subtotal – BTC Equity		30,021	BTC	Initial BTC treasury at launch
USD Private Placement Financing	Convertible Notes (Private Placement)	~$575M	USD	1.00% coupon; initial conversion price set at $13.00/share
USD Private Placement Financing	Convertible Preferred Stock (Private Placement)	~$255M	USD	7.00% perpetual; initial conversion price set at $13.00/share Note: $300M Par @ $85 per share/ $255M net proceeds (after OID)
USD Pipe Financing	Common Equity (Fiat PIPE)	$400M	USD	Common shares priced at $10.00/share
SPAC Trust Capital	CEPO Trust Cash	~$207.5M	USD	*Approximate amount in SPAC trust account as of December 31, 2025, subject to SPAC shareholder redemptions*
Subtotal – USD Debt & Equity est.		~$1.4B	USD	
TOTAL CAPITAL (Gross, pre-redemptions)	BTC + Fiat	30,021 BTC + ~$1.4B USD	Mixed	Fiat includes PIPE and private placements + gross SPAC trust

18

BSTR Holdings, Inc. | Investor Presentation | 02. BSTR Investment Thesis

Hybrid Capital Stack

BTC Funded Equity

Founder Common Equity (BTC in-kind)

Amount:
25,000 BTC
Founding team contribution
Early adopters

Key Terms:
In-kind BTC contribution
Buys in at $10/share

Investor Common Equity (BTC in-kind)

Amount:
5,021 BTC
Early adopters & funds
Bitcoin native corporations

Key Terms:
In-kind BTC PIPE
Buys in at $10/share

Note: Initial BTC treasury at launch

Subtotal Equity = 30,021 BTC

USD Funded Debt | Equity

Convertible Notes (Private Placement)
~$575M 1.00% coupon; initial conversion price set at $13/share

Convertible Preferred Stock (Private Placement)
~$300M Par @ $85/share (~$255M Net after OID) with 7.00% dividend; initial conversion price set at $13/share

Common Equity (Fiat PIPE)
$400M Common shares priced at $10/share

SPAC Trust Capital (CEPO Trust Cash)
Amount: ~$207.5M*

Subtotal - USD Debt & Equity est = ~$1.4B

Fiat includes PIPE + gross SPAC trust

*Approximate amount in SPAC trust account as of December 31, 2025, subject to shareholder redemptions

19

BSTR FLYWHEEL BSTR Holdings, Inc. | Investor Presentation | 02. BSTR Investment Thesis Bitcoin USD Reserves Convertible Note Alpha Engine Capital Markets Mergers & Acquisitions Wholly Owned Operating Subsidiaries Profits A1 A2 A3 Y1 Y2 Y3 Alpha Strategies Yield Strategies Debt Instruments (BTC, USD, CHF, EUR, JPY) Equity Instruments (BTC, USD, CHF, EUR, JPY) M&A Advisory Services Common Equity Convertible Preferred Stock 20

BSTR Holdings, Inc. | Investor Presentation | 02. BSTR Investment Thesis Alignment with Shareholders through Long - Term Perspective & Significant Co - Investments High Integrity Co - Investment Long - Term Viewpoint Capital Reinvestment Full Cycle Investors Bitcoin Believers High integrity to stakeholders - no punitive SPAC structures (warrants etc.) Meaningful co - investment and plans to participate in future raises alongside investors Aversion to profiteering from early momentum; investing & compounding for the long haul Intention to re - invest capital into the Bitcoin ecosystem when strategically compelling Long - term Bitcoin believers in both bull and bear markets We are believers in the Bitcoin protocol and aligned with the Bitcoin community Strategic alignment with public shareholders 21

01 Bitcoin Thesis 02 BSTR Investment Thesis BSTR Holdings, Inc. | Investor Presentation 03 Bitcoin Performance

BSTR Holdings, Inc. | Investor Presentation | 03. Bitcoin Performance

Risk vs. Reward

Bitcoin vs. Major Asset Classes over the past decade

Category	Asset Class	Total Return	Annualized Total Return (CAGR)	Standard Deviation	Max Drawdown	Sharpe Ratio	Sortino Ratio
	Bitcoin	20,227%	70%	74%	-76%	1.04	2.24
Stocks	U.S. Stocks[1]	286%	14%	16%	-25%	0.78	1.20
	Int'l Stocks[2]	149%	10%	15%	-28%	0.52	0.77
Fixed Income	I-Grade Corp. Bonds[3]	32%	3%	8%	-23%	0.09	0.13
	Interm.-Term Treasury[4]	13%	1%	7%	-23%	-0.14	-0.19
	Short-Term Treasury[5]	20%	2%	2%	-5%	-0.36	-0.46
Real Assets	Gold[6]	368%	17%	14%	-18%	1.02	2.16
	Commodities[7]	98%	7%	16%	-38%	0.37	0.54
	Real Estate[8]	65%	5%	18%	-33%	0.25	0.36

SOURCE: Bitcoin Standard Treasury Company via PortfolioVisualizer.com. Bitcoin performance via CryptoQuant. Time period 12/31/2016 - 01/31/2026. Based on monthly returns.

1 U.S. Stocks are represented by the Vanguard Total Stock Market ETF (VTI)
2 International Stocks are represented by the Vanguard Total International Stock ETF (VXUS)
3 Investment-Grade Corporate Bonds are represented by the iShares iBoxx $ Invmt Grade Corp Bd ETF (LQD)
4 Intermediate-Term Treasury Bonds are represented by the iShares 7-10 Year Treasury Bond ETF (IEF)
5 Short-Term Treasury Bonds are represented by the iShares 1-3 Year Treasury Bond ETF (SHY)
6 Gold is represented by the SPDR Gold Shares (GLD)
7 Commodities are represented by the Invesco DB Commodity Tracking (DBC)
8 Real Estate is represented by the Vanguard Real Estate ETF (VNQ)

23

BSTR Holdings, Inc. | Investor Presentation | 03. Bitcoin Performance

Bitcoin’s Correlation to Other Asset Classes

Adding a low correlated asset to a portfolio can result in higher risk-adjusted returns:


Correlation of Bitcoin vs. Other Asset Classes
Real Estate¹
Commodities²
Gold³
U.S. HY⁴
U.S. Bonds⁵
I-Grade Corp. Bonds⁶
Interm.-Term Treasury⁷
Short-Term Treasury⁸
Int'l Stocks⁹
U.S. Stocks¹⁰
BTC¹¹
0.0
0.2
0.4
0.6
0.8
1.0

SOURCE: Bitcoin Standard Treasury Company via PortfolioVisualizer.com. Bitcoin performance via CryptoQuant. Time period 01/01/2016 - 01/01/2026. Based on monthly returns.

1 Real Estate is represented by the Vanguard Real Estate ETF (VNQ)
2 Commodities are represented by the Invesco DB Commodity Tracking (DBC)
3 Gold is represented by the SPDR Gold Shares (GLD)
4 U.S. High Yield Corporate Bonds are represented by the iShares iBoxx $ High Yield Corp Bd ETF (HYG)
5 U.S. Bonds are represented by the iShares Core US Aggregate Bond ETF (AGG)
6 Investment-Grade Corporate Bonds are represented by the iShares iBoxx $ Invmt Grade Corp Bd ETF (LQD)
7 Intermediate-Term Treasury Bonds are represented by the iShares 7-10 Year Treasury Bond ETF (IEF)
8 Short-Term Treasury Bonds are represented by the iShares 1-3 Year Treasury Bond ETF (SHY)
9 International Stocks are represented by the Vanguard FTSE All-Wld ex-US ETF (VEU)
10 U.S. Stocks are represented by the Vanguard Total Stock Market ETF (VTI)
11 BTC is represented by historical price data from CryptoQuant.


Monthly Return Distribution for Bitcoin and S&P 500
BTC
S&P 500
Occurences
30
25
20
15
10
5
0
[-40%, -30%)
[-30%, -20%)
[-20%, -10%)
[-10%, -5%)
[-5%, -3%)
[-3%, -1%)
[-1%, 0%)
[0%, 1%)
[1%, 3%)
[3%, 5%)
[5%, 10%)
[10%, 20%)
[20%, 30%)
[30%, 40%)
40+%

SOURCE: Bitcoin Standard Treasury Company via PortfolioVisualizer.com. Bitcoin performance via CryptoQuant. S&P 500 is represented by State Street SPDR S&P 500 ETF (SPY). Time period 01/01/2016 - 01/01/2026. Based on monthly returns.

24

25 BSTR Holdings, Inc. | Investor Presentation | 03. Bitcoin Performance Bitcoin’s Historic Volatility vs. Market Capitalization

BSTR Holdings, Inc. | Investor Presentation | 03. Bitcoin Performance Total Global Asset Value vs. Bitcoin 26 Real Estate 1 ~$390T Bonds 2 ~$320T Equities 4 ~$125T Money 3 ~$115T Gold 5 ~$23T Arts & Collectibles 6 ~$2T Bitcoin 7 ~$2T Global Asset Value: ~$1,000T 1 (Real Estate) Savills, September 2025 2 (Bonds) Institute of International Finance, December 2024 3 (Money) FactSet, December 2024 4 (Equities) World Federation of Exchanges, January 2025 5 (Gold) CompaniesMarketCap.com . Assumes 216,265 metric tons above ground per gold.org as of December 31, 2024 6 (Art & Collectibles) Deloitte Art and Finance Report 2023 7 (Bitcoin) CompaniesMarketCap.com

BSTR Holdings, Inc. | Investor Presentation 04 Appendix: Risk Factors

BSTR Holdings, Inc. | Investor Presentation | Risk Factors Risk Factors Certain factors may have a material adverse effect on the business , financial condition and results of operations of BSTR Holdings, Inc., a Delaware corporation (“Pubco”), BSTR Newco , LLC, a Delaware limited liability company ( the “Company” or “BSTR”) and/ or Cantor Equity Partners I, Inc. (“CEPO” and, together with Pubco and the Company, the “ Parties ”) and any investment in the convertible notes ( the “Notes”) to be issued by Pubco ( the “Convertible Notes Private Placement ”), any investment in the shares of convertible preferred stock ( the “Convertible Preferred Stock”) that may be issued by Pubco ( the “Convertible Preferred Stock Private Placement ”), any investment in the private placement of ordinary shares by CEPO, which ordinary shares will be purchased in cash or Bitcoin ( the “ Equity Private Placement ”), and/ or any investment in the membership interests to be issued by Newco ( the “ Newco Private Placement ”, together with the Equity Private Placement , Convertible Notes Private Placement and the Convertible Preferred Stock Private Placement , the “ Private Placements ”). The risks and uncertainties described below are not the only ones that the Parties face . Additional risks that the Parties are unaware of , or that the Parties currently believe are not material, may also become important factors that materially adversely affect any of the Parties . If any of the following risks actually occur , the business , financial condition , results of operations , and future prospects of the Parties could be materially and adversely affected . In that event , the trading price of Pubco’s Class A common stock (“Pubco Class A Common Stock”) following the proposed business combination among the Parties ( the “Business Combination ”) could decline, and investors could lose all or part of their investment . The following list of risk factors is not exhaustive. You should carefully consider the following factors and the other risks and uncertainties described in the “ Risk Factors ” section of the final prospectus of CEPO dated as of January 6, 2025 and filed by CEPO with the SEC on January 7, 2025, CEPO’s Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q on file, and to be filed , with the SEC and the registration statement on Form S - 4 and proxy statement / prospectus that will be filed by Pubco and the Company, and other documents filed by CEPO and Pubco from time to time with the SEC, including any registration statement filed by Pubco with respect to the Notes and / or the Convertible Preferred Stock. Risks Related to the Business and Bitcoin Strategy of Pubco ● Pubco’s principal asset will be Bitcoin. Bitcoin is a highly volatile asset , and Pubco’s operating results may significantly fluctuate , including due to the highly volatile nature of the price of Bitcoin and erratic market movements . ● Pubco has no operating history and has not yet produced any revenues , which make it difficult to evaluate Pubco’s business and future prospects , and Pubco may not be able to achieve or maintain profitability in any given period . ● A significant decrease in the market value of Pubco’s Bitcoin holdings could adversely affect Pubco’s ability to satisfy its financial obligations . ● Pubco will operate in a highly competitive environment and will compete against companies , asset managers and other entities with similar strategies , including companies and other investors with significant Bitcoin holdings and ETFs and ETPs for Bitcoin and other digital assets , and Pubco’s business , operating results , and financial condition may be adversely affected if Pubco is unable to compete effectively . ● The emergence or growth of other digital assets , including those with significant private or public sector backing , including by governments , consortiums or financial institutions , could have a negative impact on the price of Bitcoin and adversely affect Pubco’s business . ● Pubco’s Bitcoin holdings will be less liquid than its cash and cash equivalents and may not be able to serve as a source of liquidity for Pubco. ● Pubco will face risks relating to the custody of its Bitcoin, including the loss or destruction of private keys required to access our Bitcoin and cyberattacks or other data loss relating to our Bitcoin. If Pubco or its third - party service providers , including its custodians , experience a security breach or cyberattack and unauthorized parties obtain access to Pubco’s Bitcoin, or if Pubco’s private keys are lost or destroyed , or other similar circumstances or events occur , including the ability to reverse engineer private keys , Pubco may lose some or all of its Bitcoin and Pubco’s financial condition and results of operations could be materially adversely affected . ● Pubco’s Bitcoin acquisition strategy exposes Pubco to to various risks associated with Bitcoin. ● Bitcoin and other digital assets are relatively novel assets , which will expose Pubco to significant legal, commercial , regulatory and technical uncertainty , which could adversely affect Pubco’s financial position, operations and prospects . ● The regulatory environment for digital assets in the United States and globally remains highly uncertain and is evolving rapidly . U.S . policymakers are only beginning to define a comprehensive regulatory framework for digital assets . As a result , Pubco may face challenges in adapting to proposed or newly enacted laws and regulations , which could materially and adversely affect its business , financial condition and operations . ● Bitcoin’s status as a product that may be offered and sold as a “ security ” in any relevant jurisdiction , as well as the status of Bitcoin - related products , and services in general, is subject to uncertainty , and if Pubco is unable to properly characterize such product or service offering , Pubco may be subject to regulatory scrutiny , inquiries , investigations , fines and other penalties , which may adversely affect Pubco’s business , operating results and financial condition . ● Regulatory changes classifying Bitcoin as a “ security ” could lead to Pubco’s classification as an “ investment company ” under the Investment Company Act of 1940, and would subject Pubco to additional regulation and could materially impact the operation of Pubco’ business . ● Pubco will not be subject to the same legal and regulatory obligations , including certain compliance and reporting obligations intended to protect investors , that apply to investment companies such as mutual funds and exchange - traded funds , or to obligations applicable to investment advisers . ● Due to the unregulated nature and lack of transparency surrounding the operations of many Bitcoin trading venues , Bitcoin trading venues may experience greater fraud , security failures or regulatory or operational problems than trading venues for more established asset classes , which may result in a loss of confidence in Bitcoin trading venues and adversely affect the value of Pubco’s Bitcoin holdings. ● Bitcoin is created and transmitted through the operations of the peer - to - peer Bitcoin network , a decentralized network of computers running software following the Bitcoin protocol . If the Bitcoin network is disrupted or encounters any unanticipated difficulties , the value of Bitcoin could be negatively impacted . 28

BSTR Holdings, Inc. | Investor Presentation | Risk Factors

Risk Factors (cont'd)

Risks Related to the Business and Bitcoin Strategy of Pubco (Cont'd)

- Pubco may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities. These matters are often expensive and time consuming, and, if resolved adversely, could harm Pubco's business, financial condition, and operating results.
- Although Pubco will have relevant due diligence procedures at Closing regarding anti-money laundering ("AML") and know-your-customer ("KYC"), these procedures may fail to prevent illegal transactions, which could subject Pubco to criminal and civil liabilities and impact the value of the shares of Pubco Class A Stock.
- Pubco's mission and operations may include offering public-market investors a differentiated, capital-efficient way to gain exposure to Bitcoin through (i) large-scale, programmatic accumulation of Bitcoin; (ii) active treasury management intended to compound Bitcoin per share over time and (iii) development and provision of services relating to Bitcoin-focused financial and technology infrastructure that we believe will expand the Bitcoin capital-markets opportunity set. Pubco has not previously engaged in these, or similar, businesses and operations, and growing these operations could be difficult for us, including, without limitation, due to operational challenges and significant competition.

Risks Related to Being a Public Company

- The market price of Pubco Class A Common Stock may be volatile and decline materially as a result of volatility in Bitcoin or the digital asset markets generally, or for other reasons. Investors should be aware that they may lose some or all of their investment.
- A substantial part of Pubco's assets following the Business Combination will be its Bitcoin holdings and cash and cash equivalents from the proceeds of the Business Combination and the Private Placements not invested in Bitcoin. Although Pubco is expected to have certain other operations, Pubco will depend on such retained cash and cash equivalents to pay its debts and other obligations.
- If securities or industry analysts do not publish research or reports about Pubco's business or the Business Combination or publish negative reports, the market price of Pubco Class A Common Stock could decline.
- Pubco's ability to timely raise capital in the future may be limited, or may be unavailable on favorable terms, if at all. Pubco's failure to raise capital when needed could harm its business, operating results and financial condition.
- The issuance of additional shares and/or convertible securities by Pubco could make it difficult for another company to acquire Pubco, may dilute the ownership of Pubco stockholders and could adversely affect the price of Pubco Class A Common Stock.
- Future resales of Pubco Class A Common Stock after the consummation of the Business Combination may cause the market price of Pubco's securities to drop significantly, even if Pubco's business is doing well.
- Pubco will incur higher costs post-Business Combination as a result of being a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements.
- Pubco's management team is expected to have limited experience managing and operating a U.S. public company.
- Pubco's failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it following consummation of the Business Combination could have a material adverse effect on its business, financial condition, results of operations, cash flow and prospects.
- Pubco will be an "emerging growth company." The reduced public company reporting requirements applicable to emerging growth companies may make Pubco Class A Common Stock less attractive to investors.

29

BSTR Holdings, Inc. | Investor Presentation | Risk Factors Risk Factors (cont’d) Risks Related to the Business Combination ● The market price of Pubco Class A Common Stock after the Business Combination will be affected by factors different from those currently affecting the prices of Class A ordinary shares of CEPO (“CEPO Class A Ordinary Shares”). ● The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived , the Business Combination Agreement among the Parties ( the “Business Combination Agreement ”) may be terminated in accordance with its terms and the Business Combination may not be completed . ● The Business Combination Agreement contains provisions that limit CEPO from seeking an alternative business combination . If the Business Combination is not completed , those restrictions may make it harder for CEPO to complete an alternate business combination before the end of the Combination Period . ● Neither CEPO nor its shareholders will have the protection of any indemnification , escrow , price adjustment or other provisions that allow for a post - closing adjustment to be made to the total merger consideration in the event that any of the representations and warranties in the Business Combination Agreement made by Pubco or any other party thereto ultimately proves to be inaccurate or incorrect . ● The value of the CEPO Founder Shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them , even if the trading price of shares of Pubco Class A Stock at such time is substantially less than $10.00 per share, which may create an economic incentive for the CEPO management team to pursue and consummate the Business Combination which differs from the Public Shareholders . ● Neither the board of directors of CEPO ( the “CEPO Board ”) nor any committee thereof obtained a fairness opinion ( or any similar report or appraisal ) in determining whether or not to pursue the Business Combination . Consequently , CEPO shareholders have no assurance from an independent source that the price CEPO is paying in the Business Combination is fair to CEPO — and, by extension , its securityholders — from a financial point of view . ● CEPO’s directors & officers will have discretion on whether to agree to changes or waivers in the terms of the Business Combination & their interests may conflict with those of CEPO’s shareholders ● CEPO has engaged Cantor Fitzgerald & Co. (“ CF&Co .”), who is an affiliate of the Sponsor, to act as an advisor in connection with the Business Combination and CEPO and Pubco have engaged CF&Co . as placement agent in connection with the Private Placements . The Sponsor may therefore have additional financial interests in the completion of the Business Combination . ● Members of CEPO’s management team and the CEPO Board have significant experience as founders , board members , officers , executives or employees of other companies . Certain of those persons , as well as CEPO’s affiliates , have been , may be, or may become , involved in litigation , investigations or other proceedings , including related to those companies or otherwise . The defense or prosecution of these matters could be time - consuming and could divert CEPO management’s attention , and may have an adverse effect on CEPO, which may impede CEPO’s ability to consummate the Business Combination . ● Changes in laws or regulations ( including the adoption of policies by governing administrations ), or a failure to comply with any laws and regulations , may adversely affect CEPO’s business , including CEPO’s ability to negotiate and complete the Business Combination . ● If the Business Combination is not approved and CEPO does not consummate another initial business combination by its deadline , then the Sponsor’s ordinary shares of CEPO will become worthless and the expenses it has incurred will not be reimbursed . These interests may have influenced the Sponsor’s decision to approve the Business Combination . ● The ability of public shareholders of CEPO to exercise redemption rights with respect to a large number of CEPO’s public shares may reduce the public “ float ” of CEPO Class A Ordinary Shares, reduce the liquidity of the trading market for the CEPO Class A Ordinary Shares on Nasdaq, or make it difficult to obtain or maintain the quotation , listing or trading of shares of Pubco Class A Common Stock on Nasdaq, and consequently may not allow the parties to complete the Business Combination , or optimize Pubco's capital structure following the Business Combination . Risks Related to Ownership of Pubco Class A Common Stock Following the Business Combination ● Securities of companies formed through mergers with special purpose acquisition companies such as Pubco may be more volatile than other securities and may experience a material decline in price relative to the share price of the special purpose acquisition companies prior to the merger . ● Volatility in Pubco’s share price could subject Pubco to securities class action litigation . ● Currently , there is no public market for the shares of Pubco Class A Common Stock. Investors cannot be sure about whether an active trading market in Pubco Class A Common Stock will develop , what the market price of shares of Pubco Class A Common Stock would be or whether Pubco will successfully obtain authorization for listing on Nasdaq or any other national securities exchange . ● Pubco may or may not pay cash dividends in the foreseeable future. ● The Seller , through its voting control of Pubco, is in a position to control actions that require shareholder approval and may make decisions that are adverse to other shareholders . ● Pubco expects to qualify as a controlled company under applicable stock exchange rules and expects to avail itself of applicable exemptions from the corporate governance requirements thereof . ● Holders of Pubco Class A Common Stock have no voting rights . As a result , holders of Pubco Class A Common Stock will not have any ability to influence stockholder decisions . ● The Seller whose interests may conflict with yours , can individually exercise significant influence over Pubco. You will have no voting rights of Pubco Class A Stock except as required by the DGCL and the concentrated ownership of Pubco Stock may prevent you and other shareholders from influencing significant decisions in the very limited circumstances in which the DGCL will give you the right to vote and may prevent or discourage unsolicited acquisition proposals or offers for Pubco Stock, and that may adversely affect the trading price of Pubco Class A Stock. 30

BSTR Holdings, Inc. | Investor Presentation | Risk Factors

Risk Factors (cont'd)

Risks Related to the Notes

- Pubco's indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes.
- Pubco may be able to incur substantial indebtedness. This could exacerbate the risks to Pubco's financial condition described above and prevent Pubco from fulfilling its obligations under the Notes.
- Pubco's obligation to offer to redeem the Notes upon the occurrence of a fundamental change will be triggered only by certain specified transactions, and may discourage a transaction that could be beneficial to the holders of Pubco Class A Common Stock and the Notes.
- Pubco may not be able to generate sufficient cash to service all of its indebtedness, including the Notes, and may be forced to take other actions to satisfy its obligations under its indebtedness, which may not be successful.
- Pubco's inability to generate sufficient cash flows to satisfy its debt obligations, or to refinance its indebtedness on commercially reasonable terms or at all, would materially and adversely affect Pubco's financial position and results of operations and Pubco's ability to satisfy its obligations under the Notes.
- The indenture for the Convertible Notes Private Placement (the "Indenture") contains terms which restrict Pubco's current and future operations, particularly its ability to respond to changes or to take certain actions.
- The Indenture contains cross-default provisions that could result in the acceleration of all of Pubco's indebtedness.
- A lowering or withdrawal of the ratings assigned to Pubco's debt securities by rating agencies, if any, may increase Pubco's future borrowing costs and reduce its access to capital.
- The Notes will be secured by a substantial portion of the assets of Pubco. As a result of these security interests, such assets would only be available to satisfy claims of Pubco's general creditors or to holders of Pubco's equity securities if Pubco were to become insolvent to the extent the value of such assets exceeded the amount of Pubco's secured indebtedness and other obligations. In addition, the existence of these security interests may adversely affect Pubco's financial flexibility.
- Federal and state fraudulent transfer laws may permit a court to void the Notes and, if that occurs, the noteholders may not receive any payments on the Notes.
- There is currently no trading market for the Notes. If an active trading market does not develop, then holders of Notes may be unable to sell their shares at desired times or prices, or at all.
- Pubco may not have the ability to raise the funds necessary to settle conversions of the Notes, repurchase the Notes upon a fundamental change, purchase the Notes if tendered at the option of holders at the date specified in the indenture or repay the Notes in cash at their maturity, and Pubco's future debt may contain limitations on its ability to pay cash upon conversion, redemption or repurchase of the Notes.
- The conversion rate of the Notes may not be adjusted for all dilutive events that may occur.
- The increase in the conversion rate applicable to the Notes that holders convert in connection with a make-whole fundamental change or notice of redemption may not adequately compensate holders of Notes for the lost option time value of the Notes as a result of that make-whole fundamental change.
- Liquidity, regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the Notes and the ability of investors to implement a convertible note arbitrage trading strategy.
- Upon conversion of the Notes, holders of Notes may receive less valuable consideration than expected because the value of Pubco Class A Common Stock may decline after such holders exercise their conversion right but before Pubco settles the conversion obligation.
- Conversion or redemption may adversely affect a holder's return on the Notes.
- The accounting method for convertible debt securities that may be settled in cash, including the Notes, may have a material effect on Pubco's reported financial results.
- The market price of the shares of Pubco Class A Common Stock, which may fluctuate significantly, may directly affect the market price for the Notes.
- The Notes are convertible into Pubco Class A Common Stock, and, as a result, holders of Notes will be subject to all of the risks associated with holding Pubco Class A Common Stock.
- There may not be sufficient collateral securing the Convertible Notes to pay all or any portion of the Convertible Notes, including because the holders and lenders of other pari passu obligations may have pari passu liens on the collateral securing the Convertible Notes, and because there are circumstances other than repayment or discharge of the Convertible Notes under which the collateral will be released automatically, without holders' consent or the consent of the trustee under the Indenture.

Risks Related to the Shares of Convertible Preferred Stock

- There is currently no trading market for the Convertible Preferred Stock. If an active trading market does not develop, then holders of shares of Convertible Preferred Stock may be unable to sell their shares at desired times or prices, or at all.
- The conversion rate of the share of Convertible Preferred Stock may not be adjusted for all dilutive events or other events that may adversely affect the value of the shares of Convertible Preferred Stock that may occur.
- Holders of Convertible Preferred Stock may be unable to convert their shares of Convertible Preferred Stock at the times they desire, and the value of such shares of Convertible Preferred Stock could be less than the value of the consideration into which such shares of Convertible Preferred Stock could otherwise be converted.
- Upon conversion of the shares of Convertible Preferred Stock, holders of Convertible Preferred Stock may receive less valuable consideration than expected because the value of Pubco Class A Common Stock may decline after holders exercise their conversion right but before Pubco settles the conversion obligation.
- Conversion or redemption of the shares of Convertible Preferred Stock may adversely affect return on the shares of Convertible Preferred Stock.
- The market price of the shares of Pubco Class A Common Stock may fluctuate significantly and may directly affect the market price for the shares of Convertible Preferred Stock.
- The shares of Convertible Preferred Stock are convertible into Pubco Class A Common Stock, and, as a result, holders of Convertible Preferred Stock will be subject to all of the risks associated with holding Pubco Class A Common Stock.
- Pubco may not have sufficient funds to pay dividends in cash on the shares of Convertible Preferred Stock, or Pubco may choose not to pay dividends on such shares in cash and regulatory and contractual restrictions may prevent Pubco from declaring or paying dividends.

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BSTR Holdings, Inc. | Investor Presentation | Risk Factors Risk Factors (cont’d) Risks Related to the Shares of Convertible Preferred Stock (Cont’d) ● The Convertible Preferred Stock will rank senior to the Pubco Class A Common Stock and junior to any existing and future inde bte dness. As such, if Pubco liquidates, dissolves or winds up, then Pubco assets will be available to distribute to equity holders, including holders of shares of Convertible Preferred Stock and holders of shares of Pubco Class A Common Stock, only if all of Pubco’s then - outstanding indebtedness is first paid in full. The remaining assets, if any, would then first be distributed to holders of the Convertible Preferred Stock, in accordance with such holders’ liquidation preference. If any as set s remain after such distribution, those assets will the be distributed among holders of Pubco Class A Common Stock and class B common stock of Pubco.. ● Pubco may issue preferred stock in the future that ranks equally with or senior to the shares of Convertible Preferred Stock wit h respect to dividends and liquidation rights, which may adversely affect the rights of holders of shares of Convertible Preferred Stock and holders of shares of Pubco Class A Common Stock. ● Holders of shares of Convertible Preferred Stock may, under limited circumstances, have the right to elect a director. Otherw ise , shares of Convertible Preferred Stock confer no voting rights except in limited circumstances. ● Pubco will have the right to redeem the shares of Convertible Preferred Stock in certain circumstances. Investment in the sha res of Convertible Preferred Stock may be harmed if such redemption were to occur. Similarly, Pubco may choose not to redeem any shares of Convertible Preferred Stock. In either case, investors may be unable to reinvest any proceeds or anticip ate d proceeds from their investment in comparable investments at favorable dividend or interest rates. ● The accounting method for the shares of Convertible Preferred Stock may result in lower reported net earnings attributable to co mmon stockholders. ● Tax rules applicable to holding, conversion and dividends relating to shares of Convertible Preferred Stock could result in a dve rse consequences to the holders thereof. ● The Preferred Stock will rank senior to the Pubco Class A Stock and will rank junior to our existing and future indebtedness, in cluding the Convertible Notes. ● We may not have sufficient funds to pay Regular Dividends in cash on the Preferred Stock, which could have an adverse effect on our financial condition, dilute the ownership of holders of Pubco Class A Stock and/or limit our ability to pay dividends on Pubco Class A Stock. ● The Preferred Stock may, under limited circumstances, have the right to elect a director. Risks Related to Taxation ● Unrealized fair value gains on Pubco’s Bitcoin holdings could cause Pubco to become subject to the corporate alternative mini mum tax under the Inflation Reduction Act of 2022. ● If CEPO is characterized as a passive foreign investment company for U.S. federal income tax purposes, its U.S. shareholders may suffer adverse tax consequences as a result of the Business Combination. ● Investors may have to pay U.S. federal income tax if Pubco adjusts the conversion rate of either the Notes or the Convertible Pr eferred Stock in certain circumstances, even if you do not receive any cash. 32

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